UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2014, ReachLocal, Inc. and certain of its affiliates (together, “ReachLocal”) entered into a Google AdWords PSP Addendum (the “Google Agreement”) with Google Inc. and certain of its affiliates (together, “Google”). The Google Agreement is an addendum to the Google Advertising Program Terms. Under the Google Agreement, ReachLocal is appointed as an authorized reseller of Google’s AdWords product in each region ReachLocal operates, including in North America, Australia, New Zealand, Japan, Brazil and certain countries in Europe. The Google Agreement provides ReachLocal certain variable performance bonuses in the event ReachLocal meets certain spending and advertiser targets, including certain share of retail requirements. The Google Agreement has a three-year term, subject to broad mutual termination rights.

The foregoing is not a complete description of the terms and conditions of the Google Agreement and is qualified in its entirety by reference to the Google Agreement, a copy of which will be filed as an exhibit to ReachLocal’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer